UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2015

INNOVISION LABS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 126

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

GlassesOff Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 29, 2015, GlassesOff Inc., a Nevada corporation (the “Company”), amended its articles of incorporation (the “Amendment”), pursuant to which the Company (i) changed its name from “GlassesOff Inc.” to “InnoVision Labs, Inc.” (the “Name Change”) and (ii) increased the number of its authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 20,000,000 to 40,000,000. In connection with the Name Change, the Company expects that its Common Stock, which is currently traded on the OTCBB and the OTCQB under the symbol “GLSO”, will soon trade under a new symbol.

The Company’s Board of Directors approved the Amendment, following which stockholders holding in excess of a majority of the outstanding shares of Common Stock approved the Amendment by written consent. An aggregate of 3,322,577 votes were cast “for” the Amendment, no votes were cast “against” the Amendment and there were no abstentions or broker non-votes.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVISION LABS, INC.

Date: January 5, 2016	By:	/s/ Nimrod Madar
		Name:	Nimrod Madar
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation